Exhibit 5.1

R O B L E S M I A J A

A B O G A D O S

RAFAEL ROBLES MIAJA CLAUDIA AGUILAR BARROSO CECILIA QUINTANILLA MADERO ALEJANDRO CHICO PIZARRO MARÍA LUISA PETRICIOLI CASTELLÓN ANDRÉS GUTIÉRREZ FERNÁNDEZ JORGE PABLO AGUILAR ALBO	BOSQUE DE ALISOS 47 A-PB COLONIA BOSQUES DE LAS LOMAS MÉXICO 05120, DISTRITO FEDERAL TEL: 2167-2120 FAX: 2167-2148 WWW.ROBLESMIAJA.COM.MX

To the Board of Directors of

América Móvil, S.A.B. de C.V.

May 11, 2010

Ladies and Gentlemen:

We have acted as Mexican legal counsel to América Móvil, S.A.B. de C.V. (the “Company”) in connection with the offer by the Company (the “TII Offer”) to exchange or purchase any and all Series A or Series L Shares of Telmex Internacional, S.A.B. de C.V. and American depositary shares, each of which represents 20 such shares for Series L Shares of the Company and American depositary shares, each of which represents 20 such shares (collectively, the “AMX Securities”) or cash, pursuant to a registration statement on Form F-4. We have reviewed the corporate actions of the Company in connection with the TII Offer and have examined those documents, corporate records and other instruments we deemed necessary for the purposes of this opinion.

Based on the foregoing, it is our opinion that:

1.	The Company is a sociedad anónima bursátil de capital variable duly organized and validly existing under the laws of the United States of Mexico; and

2.	The AMX Securities are duly authorized and, when issued and sold in accordance with the terms of the TII Offer, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as exhibit 5.1 to the registration statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the registration statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the registration statement, including this exhibit, within the meaning of the term “expert” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder.

Very truly yours,

By:	/S/ BUFETE ROBLES MIAJA, S.C.
Bufete Robles Miaja, S.C.